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                                                                  EXHIBIT (J)(2)


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Trustees of ABN AMRO Funds (formerly
        Alleghany Funds):

We consent to the reference of our Firm under the heading "Financial Highlights" in the Prospectuses which constitute part of the Registration Statement, Post-Effective Amendment No. 39 under the Securities Act of 1933 (Registration No. 33-68666) and Post-Effective Amendment No. 41 under the Investment Company Act of 1940 (Registration No. 811-8004).

KPMG LLP

Chicago, Illinois
February 27, 2002